Exhibit 99.1

FOR IMMEDIATE RELEASE
July 26, 2016

Huron Consulting Group Announces
Second Quarter 2016 Financial Results

•
Revenues were $184.3 million in Q2 2016 compared to $184.0 million in Q2 2015, and increased 7.8% to $364.7 million for the first six months of 2016 compared to $338.4 million for the same period in 2015.

•
Net income from continuing operations increased 14.1% to $16.1 million in Q2 2016 from $14.1 million in Q2 2015, and increased 52.2% to $23.0 million for the first six months of 2016 compared to $15.1 million for the same period in 2015.

•
Adjusted EBITDA(6), a non-GAAP measure, was $41.4 million in Q2 2016 compared to $41.5 million in Q2 2015, and increased 17.8% to $67.9 million for the first six months of 2016 compared to $57.6 million for the same period in 2015.

•
Diluted earnings per share from continuing operations increased to $0.76 in Q2 2016 from $0.62 in Q2 2015, and was $1.07 for the first six months of 2016 compared to $0.67 for the first six months of 2015.

•
Adjusted diluted earnings per share from continuing operations(6), a non-GAAP measure, increased to $1.09 in Q2 2016 from $0.93 in Q2 2015, and was $1.71 for the first six months of 2016 compared to $1.15 for the first six months of 2015.

•	Company updates full year 2016 revenue guidance to a range of $755.0 million to $775.0 million.

CHICAGO - July 26, 2016 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced financial results from continuing operations for the second quarter ended June 30, 2016.

"The Education and Life Sciences and Business Advisory segments performed well amidst continuing market pressures in the businesses and industries we serve," said James H. Roth, chief executive officer and president, Huron Consulting Group. "Consistent with recent quarters, we experienced softness in our Healthcare segment. The ongoing evolution of the healthcare industry is changing traditional patterns of demand, and we will continue to modify our go-to-market approach to address those changes to promote future growth in this segment."

Second Quarter 2016 Results from Continuing Operations
Revenues for the second quarter of 2016 were $184.3 million compared to $184.0 million for the second quarter of 2015. Net income from continuing operations increased 14.1% to $16.1 million, or $0.76 per diluted share, for the second quarter of 2016 from $14.1 million, or $0.62 per diluted share, for the same period last year.

Second quarter 2016 earnings before interest, taxes, depreciation and amortization ("EBITDA")(6) was $39.6 million, or 21.5% of revenues, compared to $40.2 million, or 21.8% of revenues, in the comparable quarter last year.

In addition to using EBITDA to evaluate the Company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended June 30,
	2016	2015
Amortization of intangible assets	$8,153	$8,141
Restructuring charges	$1,747	$601
Other loss	$—	$750
Non-cash interest on convertible notes	$1,861	$1,775
Tax effect	$(4,622)	$(4,439)

Adjusted EBITDA(6) was $41.4 million, or 22.4% of revenues, in the second quarter of 2016, compared to $41.5 million, or 22.6% of revenues, in the comparable quarter last year. Adjusted net income from continuing operations(6) increased 11.0% to $23.3 million, or $1.09 per diluted share, for the second quarter of 2016 from $21.0 million, or $0.93 per diluted share, for the comparable period in 2015.

The average number of full-time billable consultants(1) increased 10.2% to 1,898 in the second quarter of 2016 compared to 1,723 in the same quarter last year. Full-time billable consultant utilization rate(2) was 75.6% during the second quarter of 2016 compared to 75.8% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $216 for the second quarter of 2016 compared to $239 for the second quarter of 2015. The average number of full-time equivalent professionals(5) was 255 in the second quarter of 2016 compared to 229 for the comparable period in 2015.

Year-to-Date 2016 Results from Continuing Operations
Revenues for the first six months of 2016 increased 7.8% to $364.7 million compared to $338.4 million for the first six months of 2015. Net income from continuing operations increased 52.2% to $23.0 million, or $1.07 per diluted share, for the first six months of 2016 compared to $15.1 million, or $0.67 per diluted share, for the same period last year.

EBITDA(6) increased 16.0% to $64.8 million, or 17.8% of revenues, for the first six months of 2016, compared to $55.8 million, or 16.5% of revenues, for the same period in 2015.

In addition to using EBITDA to evaluate the Company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Six Months Ended June 30,
	2016	2015
Amortization of intangible assets	$15,598	$12,772
Restructuring charges	$3,080	$1,257
Other loss, net	$—	$524
Non-cash interest on convertible notes	$3,699	$3,529
Tax effect	$(8,794)	$(7,124)

Adjusted EBITDA(6) increased 17.8% to $67.9 million, or 18.6% of revenues, in the first six months of 2016 compared to $57.6 million, or 17.0% of revenues, in the comparable period last year. Adjusted net income from continuing operations(6) increased 40.3% to $36.6 million, or $1.71 per diluted share, for the first six months of 2016 compared to $26.1 million, or $1.15 per diluted share, for the comparable period in 2015.

The average number of full-time billable consultants(1) increased 7.7% to 1,863 in the first six months of 2016 compared to 1,730 in the same period last year. Full-time billable consultant utilization rate(2) was 76.1% during the first six months of 2016 compared to 74.4% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $215 for the first six months of 2016 compared to $228 for the first six months of 2015. The average number of full-time equivalent professionals(5) was 250 in the first six months of 2016 compared to 200 for the comparable period in 2015.

Operating Segments
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The Company’s year-to-date 2016 revenues by operating segment as a percentage of total Company revenues are as follows: Huron Healthcare (60%); Huron Education and Life Sciences (25%); and Huron Business Advisory (15%). Financial results by segment are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended June 30, 2016.

Acquisitions
On May 1, 2016, Huron completed its acquisition of the U.S. assets of ADI Strategies, Inc. ("ADI Strategies"), a leading enterprise performance management, risk management, and business intelligence firm focused on implementing the Oracle enterprise application suite. The results of operations of ADI Strategies are included within the Huron Business Advisory segment from the date of acquisition. The Company is also in the process of acquiring the international assets of ADI Strategies in Dubai and India, for which an agreement is expected to be signed in the third quarter of 2016.
On July 25, 2016, Huron entered into an agreement to acquire Healthcare Services Management, Inc. ("HSM Consulting"), a firm specializing in healthcare information technology and management consulting. The results of operations of HSM Consulting will be included within the Huron Healthcare segment from the close date, which the Company anticipates will be in the third quarter of 2016.
Outlook for 2016(7)
Based on currently available information, the Company updates guidance, which includes the recent acquisition of ADI Strategies and the pending acquisition of HSM Consulting, for full year 2016 revenues before reimbursable expenses to a range of $755.0 million to $775.0 million. The Company also updates its earnings guidance and now expects net income from continuing operations in a range of $47.0 million to $50.0 million, EBITDA in a range of $140.5 million to $146.5 million, and adjusted EBITDA in a range of $143.5 million to $149.5 million. GAAP diluted earnings per share from continuing operations is expected in a range of $2.20 to $2.35, and non-GAAP adjusted diluted earnings per share from continuing operations is expected in a range of $3.35 to $3.50.

Management will provide a more detailed discussion of its outlook during the Company’s earnings conference call webcast.

Second Quarter 2016 Webcast
The Company will host a webcast to discuss its financial results today, July 26, 2016, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ OMX and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

Use of Non-GAAP Financial Measures(6)
In evaluating the Company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

About Huron Consulting Group
Huron is a global professional services firm focused on assisting clients with their most complex business issues by delivering high-value, quality solutions to support their long-term strategic objectives. Huron specializes in serving clients in the healthcare, higher education, life sciences, and commercial sectors as these organizations face significant transformational change and regulatory or economic pressures in dynamic market environments. With its deep industry and technical expertise, Huron provides advisory, consulting, technology, and analytic solutions to deliver sustainable and measurable results. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” or "outlook" or similar expressions. These forward-looking statements reflect our current expectations about our future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; failure to consummate our pending acquisition of HSM Consulting; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

Media Contact:
Jenna Nichols
312-880-5693
jnichols@huronconsultinggroup.com
Investor Contact:
C. Mark Hussey
or
John Kelly
312-583-8722
investor@huronconsultinggroup.com

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF EARNINGS AND OTHER COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues and reimbursable expenses:
Revenues	$184,259	$184,019	$364,748	$338,445
Reimbursable expenses	18,982	20,867	35,543	37,175
Total revenues and reimbursable expenses	203,241	204,886	400,291	375,620
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	103,099	101,233	214,956	202,627
Amortization of intangible assets and software development costs	3,840	4,910	7,226	7,364
Reimbursable expenses	19,164	20,950	35,791	37,357
Total direct costs and reimbursable expenses	126,103	127,093	257,973	247,348
Operating expenses and other loss, net:
Selling, general and administrative expenses	39,624	41,186	81,681	78,010
Restructuring charges	1,747	601	3,080	1,257
Other loss, net	—	750	—	524
Depreciation and amortization	7,558	6,459	14,972	11,748
Total operating expenses and other loss, net	48,929	48,996	99,733	91,539
Operating income	28,209	28,797	42,585	36,733
Other income (expense), net:
Interest expense, net of interest income	(4,123)	(4,763)	(8,094)	(9,156)
Other income (expense), net	276	101	747	(582)
Total other expense, net	(3,847)	(4,662)	(7,347)	(9,738)
Income from continuing operations before income tax expense	24,362	24,135	35,238	26,995
Income tax expense	8,223	9,987	12,233	11,879
Net income from continuing operations	16,139	14,148	23,005	15,116
Income (loss) from discontinued operations, net of tax	(970)	4,685	(1,834)	5,219
Net income	$15,169	$18,833	$21,171	$20,335
Net earnings per basic share:
Net income from continuing operations	$0.77	$0.64	$1.09	$0.68
Income (loss) from discontinued operations, net of tax	(0.05)	0.21	(0.09)	0.24
Net income	$0.72	$0.85	$1.00	$0.92
Net earnings per diluted share:
Net income from continuing operations	$0.76	$0.62	$1.07	$0.67
Income (loss) from discontinued operations, net of tax	(0.05)	0.21	(0.08)	0.23
Net income	$0.71	$0.83	$0.99	$0.90
Weighted average shares used in calculating earnings per share:
Basic	21,061	22,220	21,088	22,174
Diluted	21,376	22,654	21,418	22,628
Comprehensive income:
Net income	$15,169	$18,833	$21,171	$20,335
Foreign currency translation gain (loss), net of tax	(19)	850	2	414
Unrealized gain (loss) on investment, net of tax	(597)	4,185	875	4,135
Unrealized gain (loss) on cash flow hedging instruments, net of tax	(34)	48	(148)	(161)
Other comprehensive income (loss)	(650)	5,083	729	4,388
Comprehensive income	$14,519	$23,916	$21,900	$24,723

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$6,700	$58,437
Receivables from clients, net	72,320	85,297
Unbilled services, net	78,220	56,527
Income tax receivable	—	406
Prepaid expenses and other current assets	15,955	27,720
Total current assets	173,195	228,387
Property and equipment, net	29,482	28,888
Long-term investment	36,261	34,831
Other non-current assets	22,867	21,045
Intangible assets, net	93,398	94,992
Goodwill	787,354	751,400
Total assets	$1,142,557	$1,159,543
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,537	$7,220
Accrued expenses	23,353	24,276
Accrued payroll and related benefits	52,565	80,839
Deferred revenues	21,290	19,086
Total current liabilities	102,745	131,421
Non-current liabilities:
Deferred compensation and other liabilities	29,736	23,768
Long-term debt	334,674	307,376
Deferred lease incentives	9,619	9,965
Deferred income taxes, net	39,830	34,688
Total non-current liabilities	413,859	375,797
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 24,102,337 and 24,775,823 shares issued at June 30, 2016 and December 31, 2015, respectively	234	241
Treasury stock, at cost, 2,353,880 and 2,249,630 shares at June 30, 2016 and December 31, 2015, respectively	(109,768)	(103,734)
Additional paid-in capital	396,136	438,367
Retained earnings	335,037	313,866
Accumulated other comprehensive income	4,314	3,585
Total stockholders’ equity	625,953	652,325
Total liabilities and stockholders’ equity	$1,142,557	$1,159,543

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$21,171	$20,335
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,201	24,431
Share-based compensation	9,787	11,776
Amortization of debt discount and issuance costs	4,757	4,663
Allowances for doubtful accounts and unbilled services	5,877	(1,034)
Deferred income taxes	4,019	3,191
Changes in operating assets and liabilities, net of acquisitions:
(Increase) decrease in receivables from clients	19,818	(7,550)
(Increase) decrease in unbilled services	(26,552)	(824)
(Increase) decrease in current income tax receivable / payable, net	(570)	3,106
(Increase) decrease in other assets	10,424	(4,125)
Increase (decrease) in accounts payable and accrued liabilities	(4,594)	2,863
Increase (decrease) in accrued payroll and related benefits	(26,978)	(47,114)
Increase (decrease) in deferred revenues	1,187	8,613
Net cash provided by operating activities	40,547	18,331
Cash flows from investing activities:
Purchases of property and equipment, net	(5,376)	(9,869)
Investment in life insurance policies	(1,699)	(5,127)
Purchases of businesses, net of cash acquired	(49,071)	(331,990)
Purchase of convertible debt investment	—	(3,138)
Capitalization of internally developed software costs	(536)	(398)
Net cash used in investing activities	(56,682)	(350,522)
Cash flows from financing activities:
Proceeds from exercise of stock options	123	—
Shares redeemed for employee tax withholdings	(4,445)	(4,650)
Tax benefit from share-based compensation	860	2,823
Share repurchases	(55,265)	(13,498)
Proceeds from borrowings under credit facility	116,000	256,500
Repayments on credit facility	(93,000)	(149,000)
Payments for capital lease obligations	—	(34)
Net cash provided by (used in) financing activities	(35,727)	92,141
Effect of exchange rate changes on cash	125	6
Net decrease in cash and cash equivalents	(51,737)	(240,044)
Cash and cash equivalents at beginning of the period	58,437	256,872
Cash and cash equivalents at end of the period	$6,700	$16,828

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended June 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2016	2015
Huron Healthcare:
Revenues	$106,088	$118,506	(10.5)%
Operating income	$41,399	$45,531	(9.1)%
Segment operating income as a percentage of segment revenues	39.0%	38.4%
Huron Education and Life Sciences:
Revenues	$45,116	$42,939	5.1%
Operating income	$13,075	$13,174	(0.8)%
Segment operating income as a percentage of segment revenues	29.0%	30.7%
Huron Business Advisory:
Revenues	$33,055	$22,186	49.0%
Operating income	$9,263	$6,684	38.6%
Segment operating income as a percentage of segment revenues	28.0%	30.1%
All Other:
Revenues	$—	$388	(100.0)%
Operating loss	$—	$(530)	(100.0)%
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$184,259	$184,019	0.1%
Reimbursable expenses	18,982	20,867	(9.0)%
Total revenues and reimbursable expenses	$203,241	$204,886	(0.8)%
Statements of Earnings reconciliation:
Segment operating income	$63,737	$64,859	(1.7)%
Items not allocated at the segment level:
Other operating expenses and loss, net	27,970	29,603	(5.5)%
Depreciation and amortization expense	7,558	6,459	17.0%
Total operating income	28,209	28,797	(2.0)%
Other expense, net	3,847	4,662	(17.5)%
Income from continuing operations before income tax expense	$24,362	$24,135	0.9%
Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare	952	1,087	(12.4)%
Huron Education and Life Sciences	507	428	18.5%
Huron Business Advisory	437	204	114.2%
Total	1,896	1,719	10.3%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare	1,005	1,090
Huron Education and Life Sciences	500	427
Huron Business Advisory	393	206
Total	1,898	1,723

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended June 30,
Other Operating Data (continued):	2016	2015
Full-time billable consultant utilization rate (2):
Huron Healthcare	78.1%	75.8%
Huron Education and Life Sciences	71.3%	76.0%
Huron Business Advisory	74.8%	75.1%
Total	75.6%	75.8%
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare	$211	$230
Huron Education and Life Sciences	$229	$237
Huron Business Advisory (4)	$217	$292
Total	$216	$239
Revenue per full-time billable consultant (in thousands):
Huron Healthcare	$76	$82
Huron Education and Life Sciences	$79	$86
Huron Business Advisory	$80	$104
Total	$78	$86
Average number of full-time equivalents (for the period) (5):
Huron Healthcare	198	188
Huron Education and Life Sciences	38	33
Huron Business Advisory	19	8
Total	255	229
Revenue per full-time equivalent (in thousands):
Huron Healthcare	$148	$156
Huron Education and Life Sciences	$148	$183
Huron Business Advisory	$92	$95
Total	$144	$158

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Six Months Ended June 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2016	2015
Huron Healthcare:
Revenues	$220,106	$216,510	1.7%
Operating income	$80,405	$74,511	7.9%
Segment operating income as a percentage of segment revenues	36.5%	34.4%
Huron Education and Life Sciences:
Revenues	$88,354	$82,836	6.7%
Operating income	$23,283	$24,954	(6.7)%
Segment operating income as a percentage of segment revenues	26.4%	30.1%
Huron Business Advisory:
Revenues	$56,288	$37,924	48.4%
Operating income	$11,962	$8,283	44.4%
Segment operating income as a percentage of segment revenues	21.3%	21.8%
All Other:
Revenues	$—	$1,175	(100.0)%
Operating loss	$—	$(1,522)	(100.0)%
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$364,748	$338,445	7.8%
Reimbursable expenses	35,543	37,175	(4.4)%
Total revenues and reimbursable expenses	$400,291	$375,620	6.6%
Statements of Earnings reconciliation:
Segment operating income	$115,650	$106,226	8.9%
Items not allocated at the segment level:
Other operating expenses and loss, net	58,093	57,745	0.6%
Depreciation and amortization expense	14,972	11,748	27.4%
Total operating income	42,585	36,733	15.9%
Other expense, net	7,347	9,738	(24.6)%
Income from continuing operations before income tax expense	$35,238	$26,995	30.5%
Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare	952	1,087	(12.4)%
Huron Education and Life Sciences	507	428	18.5%
Huron Business Advisory	437	204	114.2%
Total	1,896	1,719	10.3%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare	1,015	1,099
Huron Education and Life Sciences	494	425
Huron Business Advisory	354	206
Total	1,863	1,730

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Six Months Ended June 30,
Other Operating Data (continued):	2016	2015
Full-time billable consultant utilization rate (2):
Huron Healthcare	79.3%	74.1%
Huron Education and Life Sciences	71.4%	76.2%
Huron Business Advisory	73.5%	72.4%
Total	76.1%	74.4%
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare	$212	$221
Huron Education and Life Sciences	$228	$231
Huron Business Advisory (4)	$209	$261
Total	$215	$228
Revenue per full-time billable consultant (in thousands):
Huron Healthcare	$158	$153
Huron Education and Life Sciences	$158	$168
Huron Business Advisory	$152	$179
Total	$157	$160
Average number of full-time equivalents (for the period) (5):
Huron Healthcare	199	159
Huron Education and Life Sciences	38	35
Huron Business Advisory	13	6
Total	250	200
Revenue per full-time equivalent (in thousands):
Huron Healthcare	$299	$302
Huron Education and Life Sciences	$271	$330
Huron Business Advisory	$203	$184
Total	$290	$303

(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(2)
Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all of our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(4)
The Huron Business Advisory segment includes our India EPM&A practice, formerly known as Rittman Mead Consulting Private Limited, a business that we acquired in July 2015. Absent the impact of our India EPM&A practice, the average billing rate per hour for Huron Business Advisory for the three and six months ended June 30, 2016 would have been $254 and $243, respectively.

(5)
Consists of cultural transformation consultants within our Studer Group solution, which include coaches and their support staff, consultants who work variable schedules as needed by our clients, and full-time employees who provide software support and maintenance services to our clients.

N/M - Not meaningful

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues	$184,259	$184,019	$364,748	$338,445
Net income from continuing operations	$16,139	$14,148	$23,005	$15,116
Add back:
Income tax expense	8,223	9,987	12,233	11,879
Interest and other expenses	3,847	4,662	7,347	9,738
Depreciation and amortization	11,398	11,369	22,198	19,112
Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	39,607	40,166	64,783	55,845
Add back:
Restructuring charges	1,747	601	3,080	1,257
Other loss, net	—	750	—	524
Adjusted EBITDA (6)	$41,354	$41,517	$67,863	$57,626
Adjusted EBITDA as a percentage of revenues (6)	22.4%	22.6%	18.6%	17.0%

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (6)
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income from continuing operations	$16,139	$14,148	$23,005	$15,116
Weighted average shares – diluted	21,376	22,654	21,418	22,628
Diluted earnings per share from continuing operations	$0.76	$0.62	$1.07	$0.67
Add back:
Amortization of intangible assets	8,153	8,141	15,598	12,772
Restructuring charges	1,747	601	3,080	1,257
Other loss, net	—	750	—	524
Non-cash interest on convertible notes	1,861	1,775	3,699	3,529
Tax effect	(4,622)	(4,439)	(8,794)	(7,124)
Total adjustments, net of tax	7,139	6,828	13,583	10,958
Adjusted net income from continuing operations (6)	$23,278	$20,976	$36,588	$26,074
Adjusted diluted earnings per share from continuing operations (6)	$1.09	$0.93	$1.71	$1.15

(6)
In evaluating the Company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2016 OUTLOOK

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)
(In millions)
(Unaudited)

	Year Ending
	December 31, 2016
	Guidance Range
	Low	High
Projected revenues - GAAP	$755.0	$775.0
Projected net income from continuing operations - GAAP	$47.0	$50.0
Add back:
Income tax expense	29.0	32.0
Interest and other expenses	17.5	17.5
Depreciation and amortization	47.0	47.0
Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (7)	140.5	146.5
Add back:
Restructuring charges	3.0	3.0
Projected adjusted EBITDA (7)	$143.5	$149.5
Projected adjusted EBITDA as a percentage of projected revenues (7)	19.0%	19.3%

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (7)
(In millions)
(Unaudited)

	Year Ending
	December 31, 2016
	Guidance Range
	Low	High
Projected net income from continuing operations - GAAP	$47.0	$50.0
Projected diluted earnings per share from continuing operations - GAAP	$2.20	$2.35
Add back:
Amortization of intangible assets	32.5	32.5
Restructuring charges	3.0	3.0
Non-cash interest on convertible notes	7.5	7.5
Tax effect	(17.5)	(17.5)
Total adjustments, net of tax	25.5	25.5
Projected adjusted net income from continuing operations (7)	$72.5	$75.5
Projected adjusted diluted earnings per share from continuing operations (7)	$3.35	$3.50

(7)
In evaluating the Company’s outlook, management uses projected EBITDA, projected adjusted EBITDA, projected adjusted EBITDA as a percentage of revenues, projected adjusted net income from continuing operations, and projected adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that the use of such measures, as supplements to projected net income from continuing operations and projected diluted earnings per share from continuing operations, and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the Company’s core operating results and future prospects without the effect of non-cash or other one-time items. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.